UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): June 17, 2008

Commission File Number: 333-144597

SUNCROSS EXPLORATION CORPORATION
(Name of Registrant as Specified in its Charter)

NEVADA	98-0441861
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8707 Research Drive
Irvine, California 92618
(Address of principal executive offices)

(949) 727-3900
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT:

On June 17, 2008, Suncross Exploration Corporation (“Suncross”) entered into an Agreement and Plan of Reorganization dated as of June 17, 2008 relating to the acquisition (“Acquisition”) of Team Nation Holding Corporation (“Team”).  With the acquisition of Team, Suncross will become a company specializing in distressed asset acquisitions, fund management, management solutions for title companies and title production services. Under the terms of the acquisition, Suncross issued 25,000,000 shares (“Suncross Shares”) of its restricted common stock to the four (4) shareholders of Team in exchange for 100% of the issued and outstanding shares of Team.

Upon consummation of the Acquisition, the old Suncross officers and directors resigned after electing the following individuals to the offices set forth opposite their respective name:

Name	Position
Dennis R. Duffy	Chief Executive Officer
Norman J. Francis	President and Director
Daniel J. Duffy	Executive Vice President and Director
Janis Okerlund, Esq.	Executive Vice President, Secretary and Director

In addition, Suncross’ name is in the process of being changed to “Team Nation Holdings Corporation”.

ITEM 2.01:                            COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS:

On June 17, 2008, Suncross completed the Acquisition described above in Item 1.01. With the acquisition of Team, Suncross will become a company specializing in distressed asset acquisitions, fund management, management solutions for title companies and title production services. Under the terms of the acquisition, Suncross issued Suncross Shares to the four (4) shareholders of Team in exchange for 100% of the issued and outstanding shares of Team.  Suncross effectuated a 19 to 1 forward stock split (“Split”) which resulted in the number of shares outstanding being increased from 11,823,250 to 224,641,750.  On June 16,, 2008, 203,870,000 shares of Suncross were cancelled (“Cancellation”).  Prior to the consummation of the Acquisition and after giving effect to the Split and the Cancellation, there were 20,771,750 shares outstanding.

ITEM 3.02:	UNREGISTERED SALES OF EQUITY SECURITIES:

In connection with the transaction described in Item 2.01 above, Suncross issued the 25,000,000 Suncross Shares of restricted common stock, effective as of June 17, 2008.   In June 2008, Suncross completed a private placement of an aggregate of 636,669 shares of its restricted common stock for cash and/or cash and notes for a total consideration of $477,501 to 21 individuals. These issuances were exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended as said issuances were consummated in transactions not involving a public offering.  No underwriters were involved in these transactions.

ITEM 5.01:	CHANGES IN CONTROL OF REGISTRANT:

1.           See Item 2.01 above.  The four (4) shareholders of Team acquired an aggregate of 25,000,000 restricted Suncross Shares of common stock, in connection with the Acquisition.  The Suncross Shares represent 56.5% of the shares outstanding after the Acquisition and represent majority voting control.  See “(D) Security Ownership” below.  Prior to the issuance of the Suncross Shares, Suncross had approximately 224,641,750 shares outstanding as a result of a 19 to 1 forward stock split which became effective on May 19, 2008.  Thereafter, 203,870,000 shares were cancelled.  The Suncross Shares currently represent in excess of 56.5% of the outstanding shares of the common stock of Suncross.

2.           Applicable Form 10SB information pursuant to Item 5.01(8) is set forth below as follows:

SUMMARY

Team is a management and services company specializing in distressed asset acquisition, fund management, management solutions for title companies and title production services. The company leverages its significant business relationships, experience and high level analytics to analyze, evaluate, and acquire distressed security instruments, bonds (including RMBS, CMBS, CDO and CMO), REO and non-performing notes at significant discounts from illiquid institutions and banks.  The company also focuses on counter-cyclical growth to acquire, manage and consult for title, escrow, mortgage, real estate and REO companies.

BUSINESS

Investment Fund Management: Team’s core business is the generation of private placement funds for investment into distressed assets, particularly performing mortgage-backed securities rated BBB (institutional investment grade) or better.  Team and its partner ABS Investment Group (“ABSIG”) are responsible for analyzing over 100 bonds submitted to it daily from troubled institutions and banks.  After applying 5 layers of analysis we select only the best bonds that we anticipate will generate the greatest rate of return for Team and its investors.  With a capital raise of 10 million monthly and a goal to move to 50 million monthly, Team expects to manage over 1 billion in private investments by December of 2009.

Management and Production Services:  Team currently holds contracts to manage all operations of two emerging title companies operating in Southern California.  Team provides management, title plant and production services, customer service, sales and marketing support, HR administration, IT administration and accounting services to both companies in exchange for fees and a percentage of net profits of the operations.  Under the management of Team both companies have grown significantly, increasing their gross revenue tenfold and collapsing expenses through shared resources to significantly impact the bottom line.

Escrow Operations:  Team wholly owns Escrow Nation, a California corporation licensed to transact escrow business by the California Department of Corporations.  Escrow Nation is currently inactive, but available as a tool as the market presents revenue opportunities. Escrow Nation can add value to the overall performance of Team by capturing escrow revenue for services to its affiliate entities and to its investors. As the family of companies owned and managed by Team grows, Escrow Nation will grow in concert and will allow Team to capture additional revenue from its core operations.

Mortgage Operations:  Mortgage Nation, Inc., is wholly owned by Team and is licensed to provide mortgage broker services to its affiliates, employees and investors.  Mortgage Nation is currently inactive, but available as a tool as the mortgage industry recovers and presents revenue opportunities.

Acquisition strategy:  Team is committed to finding, analyzing and acquiring failing real estate companies, particularly title, escrow and mortgage companies to acquire their revenue streams and inventories and to adjust their infrastructure to mitigate expenses.  Already poised to support growing operations, we can pick up the business at hand without needing to increase staff or duplicate costly services.  Team has identified several such opportunities and is completing the purchase agreement of a title company in which a letter of intent to purchase has already been executed. One other letter on intent has been delivered and is in negotiations.

(B) Management’s Discussion and Analysis of Financial Condition and Results of Operations:  From time to time, we may publish forward-looking statements relative to such matters as anticipated financial results, business prospects, technological developments and similar matters.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  The following discussion and analysis should be read in conjunction with the Financial Statements and the accompanying Notes to Financial Statements appearing elsewhere in this report.  All statements other than statements of historical fact included in this report are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended.  Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, the following: our current liquidity needs; changes in the economy; our inability to raise additional capital; our involvement in potential litigation; the variability and timing of business opportunities; changes in accounting policies and practices; the effect of internal organizational changes; adverse state and federal regulation and legislation; and the occurrence of extraordinary or catastrophic events and terrorist acts.  These factors and others involve certain risks and uncertainties that could cause actual results or events to differ materially from management’s views and expectations.  Inclusion of any information or statement in this report does not necessarily imply that such information or statement is material.  We do not undertake any obligations to release publicly revised or updated forward-looking information, and such information included in this report is based on information currently available and may not be reliable after this date.

GOING CONCERN AND LIQUIDITY:

We have prepared the accompanying consolidated financial statements assuming we will continue as a going concern.  We began limited operations in February 2007 and commenced full operations in May 2007. In May 2007, we borrowed $2.6 million and loaned it to our four shareholders who used the funds to acquire California Counties Title Company (“CCTC”).  In addition, we assumed four promissory notes in the total amount of $1 million which were payable by our four shareholders to the former shareholders of CCTC.  Each of the four shareholders issued us a $250,000 note with respect to this transaction.

We also formed two subsidiaries: Escrow Nation, Inc. (“Escrow”) and Mortgage Nation, Inc. (“Mortgage”).  Escrow is licensed to transact escrow business by the California Department of Corporations and Mortgage is licensed to provide mortgage broker services.  In December 2007, we decided to discontinue the operations of both Escrow and Mortgage as a result of the significant downturn in the housing market.  We recognized a loss in the amount of $444,059 from the discontinued operations during 2007.

By the end of 2007, we had evolved into providing management solutions for title companies and providing title production services and had some limited operations during 2007 in these activities.

We entered into management agreements with CCTC and First Southwestern Title Company (“1st SW”), which are title companies with operations in Southern California, to manage all of their operations.  CCTC has agreed to acquire 1st SW upon receipt of the approval from the California Department of Insurances.  We provide management, title plant and production services, customer service, sales and marketing support, HR administration, IT administration and accounting services to both companies in exchange for monthly management fees of $110,000 plus a share of net profits, determined quarterly.

On May 20, 2008, we entered into an operating agreement relating to TEAM Nation Investment Group, LLC (“Investment”) in which we are a 50% owner.  Investment’s core business is the generation of private placement funds for investment into distressed assets, particularly performing mortgage backed securities rated BBB (institutional grade) or better.  Investment is responsible for analyzing over 100 bonds submitted to it daily from troubled institutions and banks.  From these bonds Investment selects those bonds which meet its investment criteria.  Investment expects to have available new capital of approximately $10,000,000 per month to use for investment.  We will be involved in marketing Investment and our partner will be involved in managing its day-to-day operations.

At December 31, 2007, we had negative working capital of $1,307,513 and had incurred total losses of $763,053 during 2007.  Currently scheduled notes payable and long-term debt payment requirements for 2008 exceed the amount that can be expected to be generated from our planned operations.  Accordingly, we expect to refinance some debt and, with the acquisition by a public company, expect to raise capital with private placements of common stock.

There can be no assurance that revenues from operations and private placement sales of our common stock will be sufficient to fund our current business plan.  Our ability to continue as a going concern depends upon our success in executing these plans.

CAPITAL REQUIREMENTS:

We do not expect to have any significant capital expenditure requirements for property and equipment.  In the event we acquire a title company or other related entity, we will need to obtain separate financing for each project.

RESULTS OF OPERATIONS:
Revenue and Cost of Product Sold

Our revenues amounted to $169,910 in 2007, our initial year of operations.  We entered into the management contracts to manage all of the operations of the two title companies owned by our four shareholders for $110,000 per month in management fees plus a share of net quarterly profits as determined by the board of directors.

Selling, General and Administrative Expense

Selling, general and administrative expense amounted to $294,326 in 2007, our first partial year of operations.  These expenses should increase in 2008 to provide the services required of our management contracts.

Interest Expense

Interest expense is based on our current level of debt and should increase in 2008 as a large portion of the debt will be outstanding all of 2008, whereas it was only outstanding an average of approximately 8 months during 2007.  The increase in time outstanding will be partially mitigated due to the decline in interest rates.
Discontinued Operations

Discontinued operations include the operation of Escrow and Mortgage in 2007.  The combined operation had revenue of $105,407, total expenses of $549,466 and a net loss of $444,059.  As discussed above, these operations were discontinued primarily due to the significant downturn in the housing industry.

OFF BALANCE SHEET ARRANGEMNETS:  None

TABULAR DISCLOSURE OF CONTRACTUAL ARRANTEMENTS:  None

(C)  Property:  Team does not own any real property at this time. Team has a sub-lease for two office locations from CCTC.  The Irvine lease is from May 1, 2008 through May 31, 2010 at a monthly rental of $15,000.  The Pasadena lease is from May 1, 2008 through September 30, 2009 at a monthly rental of $5,500.

(D)  (i) Security Ownership:  In connection with the Acquisition, the 25,000,000 Suncross Shares were issued as follows:

Name (1)	No. of Shares	Percentage of Outstanding
Charlotte K. Duffy (2)	6,250,000	13.47%
8707 Research Drive
Irvine, Ca. 92618

Cynthia S. Duffy (3)	6,250,000	13.47%
8707 Research Drive
Irvine, Ca. 92618

Vision Management Solutions, LLC (4)	6,250,000	13.47%
8707 Research Drive
Irvine, Ca. 92618

JDO Management and Consulting Corp. (5)	6,250,000	13.47%
8707 Research Drive
Irvine, Ca. 92618
______________________________________________
(1) C/o Team Nation Holding Corporation
(2) Ms. Charlotte K. Duffy is the wife of Dennis J. Duffy, CEO, of the Company.  Mr. Duffy disclaims any beneficial ownership of these shares, but under Rule 13-d(3), beneficial ownership of these shares may be attributed to him.
(3) Ms. Cynthia S. Duffy is the wife of Daniel J. Duffy, Executive Vice President of the Company.  Mr. Duffy disclaims any beneficial ownership of these shares, but under Rule 13-d(3), beneficial ownership of these shares may be attributed to him.
(4) Controlled by Norman J. Francis, President of the Company.  Mr. Francis disclaims any beneficial ownership of these shares, but under Rule 13-d(3), beneficial ownership of these shares may be attributed to him.
(5) Controlled by Janis Okerlund, Executive Vice President and Secretary of the Company.  Ms. Okerlund disclaims any beneficial ownership of these shares, but under Rule 13-d(3), beneficial ownership of these shares may be attributed to her.
________________________________________________

AUDIT COMMITTEE FINANCIAL EXPERT:

We do not have an audit committee financial expert (as defined in Item 401 of Regulation S-K) serving on our Board of Directors. We have not yet employed an audit committee financial expert on our Board due to the inability to attract such a person. Within the next fiscal year, we expect to obtain Directors and Officers insurance which we expect will help to attract such a member to our Board. In addition, our financial position has made it difficult to place such an individual on our Board of Directors.

CODE OF ETHICS:

We intend to adopt a Code of Ethics and Business Conduct in the near future which will apply to all of our officers, directors and employees. We are in the process of building a section of our website at www.teamnationholdings.com where our Code of Ethics will be available to investors.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT:

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on the review of copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2007, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities will comply with all Section 16(a) filing requirements.

(E)  Officers and Directors:  See Item 5.02 below.  These individuals were elected to their respective offices in connection with the Acquisition.  See also Item 2.01 above.  Below is the business and related background information regarding each director and executive officer as of June 17, 2008:

Dennis R. Duffy, CEO and Director:

Mr. Duffy joined the Company in March 2007.  From July 2005 to March 2007, he was the Vice President and County Manager for Old Republic Title.  From August 2004 until July 2005, he was the Executive Vice President of Mercury Companies.  From June 2001 until July 2004, he was the President, Major Accounts Division of Stewart Title of California.  He started his career in the title insurance industry in 1960 with Title Insurance and Trust Company (TICOR) where he held various senior management positions over his 22 year tenure with the company.  In 1979, Mr., Duffy moved to SAFECO Title Insurance Company as marketing Manager and developed a nationwide network of 21 title entities throughout the US.  In 1980, Mr. Duffy and two partners acquired American Title Company (now known as North American Title Company) from SAFECO.  As President of American Title, Mr. Duffy grew the company to become the largest title agency in the USA serving 10 counties in California.  After selling the company in 1986 Mr. Duffy remained as a consultant until 1992, after which he consulted for several title companies on management and marketing.  In 1998 Mr. Duffy joined Fidelity National Financial (FNF) as Executive Vice President and COO of California and Arizona operations.  He ended his time with FNF after successfully assisting them with going public under the American Title umbrella with ANFI, its holding company.  Mr. Duffy worked briefly with the Mercury Companies and Old Republic Title before purchasing California Counties Title Company (“CCTC”) and co-founding Team.  Mr. Duffy holds a Masters of Business Degree from California Western University.

Norman J. Francis, President and Director:

Mr. Francis has been with the Company since June 2007.  From June 2003 until June 2007, he was Los Angeles County Sales Manager with Alliance Title Company.  From September 2001 until May of 2003, he was  Los Angeles County Sales Manager with First Southwestern Title Co.  Raised in Fort Lauderdale, Florida, Norm Francis graduated in 1974 from Florida Atlantic University receiving an Associate of Arts Degree in Business.  Mr. Francis began his career in the Wholesale Lending Division of Sun Bank, where he rose to a Vice President before relocating to Southern California in 1980.  During his time with Sun Bank, Mr. Francis served as an active member and officer of The Board of Bankers Association.  After his move west, Mr. Francis used his extensive banking background to launch his career in the title insurance industry.  During his 28 years of service to the industry, Mr. Francis has experienced a wide range of title companies and philosophies which has allowed him the opportunity to spend a quality amount of time building a successful personal tenure in sales and sales management.  He takes special pride in teaching any Sales Associate to learn, therefore, propelling themselves into rewarding careers in the industry.

Daniel J. Duffy, Executive Vice President and Director:

Daniel J Duffy, April 2007 to present Team Nation Holding Corporation; September 2006 – April 2007 with Old Republic Title-Major Accounts Division; August 2004 to September 2006 was with Investors Title-County Manager; and June 2001 to July 2004 was with Stewart Title of California as VP Major Accounts Division.  Mr. Duffy began his financial related career working for Wells Fargo as a clerk following his high school graduation. While attending CSUF, Dan worked through the branch system at Wells Fargo Bank and eventually moved to a Credit Union after completing his Bachelors of Fine Arts Degree. At the credit union Daniel worked in the commercial lending division in underwriting and sales. Choosing to enter into the title company arena, Daniel moved to American Tile Company and managed a national notary signing company now owned by FNF. Daniel followed the opportunity to get into the core title business by establishing the operations of Stewart Title’s Major Accounts Division in Anaheim Hills CA. During his management, Stewart Major Accounts was recognized as one of only a few division for it’s innovation as a technology leader for the Stewart companies. Daniel was recruited and established the Orange County operation for Investors Title Company as the County Manager. Daniel now works with Team Nation Holdings where he provides management oversight for title and accounting operations for the company and its managed companies.

Janis Okerlund, Esq., Executive Vice President and Director:

Ms. Okerlund, April 2007 to present Team Nation Holding Corporation; September 2006 to April 2007 was with Old Republic Title –National Lender Division; December 2004 to September 2006, Investors Title as VP Asst. County Manager; and May 1998 to November 2004, Fidelity National Title Company as VP Underwriting Counsel, Major Accounts Division.  Ms. Okerlund began her career in the real estate industry at First American Title in Santa Ana, California, where she performed national title operations.  While finishing her law degree at Western State University, College of Law, Ms. Okerlund became proficient at managing and underwriting complex subdivision and commercial development transactions and was quickly snapped up by Fidelity National Title (FNF) upon her matriculation.  At FNF, Ms. Okerlund was instrumental in the growth of the Major Accounts Division into one of the most profitable specialized division in the entire FNF family. Her entrepreneurial spirit and drive for continued growth led her to the Mercury Companies, as Assistant County Manager for the Investors Title brand in Orange County, and to Old Republic Title before she partnered with three industry veteran to found Team and to acquire California Counties Title Company.  Ms. Okerlund was admitted to the State Bar of California in 2001 and is a licensed attorney.

 (F)  Executive Compensation:  For the fiscal year ended December 31, 2007, no officer and/or director except Dan J. Duffy (“Dan D”) received compensation from Team except as follows:

Dan D. received $35,000.00 from Team.  Dennis Duffy (“Dennis D”) and Norman J. Francis (“Norm”) each deferred their consulting fees due from Team for 2007.  These fees, amounting to $104,000 and $100,000, respectively, each, are represented by one (1) year promissory notes issued in January 2008 by CCTC which bear interest at the rate of its 5% per annum.

Janis Okerlund (“Okerlund”) received $44,000 of compensation from JDO Management & Consulting (“JDOMC”) during 2007.  JDOMC, which is wholly-owned by Okerlund, has a consulting agreement with Team.

Dennis D, Dan D and Okerlund received $15,000, $61,000 and $60,000, respectively, directly during 2007 from CCTC pursuant to consulting agreements between the parties.

For fiscal 2008, each of the Dennis D, Dan D, Norm and Okerlund are currently receiving compensation from CCTC at the rate of $15,000 per month.  It is anticipated that Team will assume these salary obligations directly in July 2008.

 (G)  Related Transactions:  In addition to the matters described in Items 2.01 and 2.05(1) above, the following transactions have occurred:

Accounts receivable – affiliate - $55,510
Team has receivables for its management services from customers of CCTC which is wholly owned by affiliates of the four shareholders of Team.

Due from affiliate - $104,060
Team has advanced $465 to an officer at December 31, 2007 and has advanced CCTC $103,595 at December 31, 2007 for working capital.

Notes receivable – stockholders - $3,580,494
The spouses and/or affiliate entities of the four prior shareholders of Team currently own 25% each of the outstanding shares of CCTC common stock.  Team has notes receivable from affiliates of its four stockholders in the total amount of $3,600,000 which was used by the affiliates to fund the purchase of CCTC.  The loans include a total of $2,600,000 which was paid in cash ($1,000,000 to the former shareholders of CCTC and the balance used for CCTC working capital) and the assumption of $1,000,000 in notes payable by affiliates of the Company’s shareholders to the former shareholders of CCTC.  Team has received payments of $19,041 on the notes as of December 31, 2007.  The notes receivable from affiliates of the four shareholders consist of: 1) four notes in the amount of $650,000 each which are non-interest bearing until May 31, 2008; and interest only is payable at the rate of 5% per annum until the notes receivable are due in full on May 1, 2014; and 2) four notes in the amount of $250,000 each which are non-interest bearing until May 31, 20010; and interest only is payable at the rate of 4.62% per annum until the notes receivable are due in full on June 1, 2015

Notes payable – shareholders - $17,300
Mortgage had received loans from shareholders in the amount of $17,300 for working capital at December 31, 2007.

Purchase of Orange County, California Title plant
Team acquired the Orange County title plant from CCTC in December 2007.  CCTC is wholly owned by the four shareholders of Team.  The amount paid for the title plant was based on an appraisal.  The consideration for the $710,000 purchase price included $200,000 in cash and a note payable in the amount of $510,000.  The note is non-interest bearing and is payable in 48 monthly payments of $10,625 commencing January 1, 2009.  Current maturities are $127,500 for 2009, 2010, 2011 and 2012.

Exit and termination of lease
On April 26, 2007, Escrow entered into a 30 month lease agreement commencing May 1, 2007 for its office, with a base monthly rent of $10,831, subject to fixed annual increases.  At December 31, 2007, the annual future minimum fixed payments under this lease are as follows:

2008	$136,344
2009	117,420
Total	$253,764

During 2007, the Company consolidated facilities and exited certain leases to reduce expenses as a result of a change in the business environment.  As a result, Escrow closed this office and began leasing space from an affiliated company on a monthly basis.  On February 6, 2008, Escrow subleased this office to a third party for the remainder of the lease.  As of December 31, 2007, Escrow recognized the lease commitment for the closed office as an accrued expense in the amount of $253,764; has recognized a sublease rent receivable in the amount of $168,387; and has charged the difference of $85,376 to loss from discontinued operations.
Team has a sub-lease for two office locations from CCTC.  The Irvine lease is from May 1, 2008 through May 31, 2010 at a monthly rental of $15,000.  The Pasadena lease is from May 1, 2008 through September 30, 2009 at a monthly rental of $5,500.

On May 20, 2007, Team entered into an operating agreement relating to Team Nation Investment Group, LLC (“Investment”) in which it is a 50% owner.  Investment’s core business is the generation of private placement funds for investment into distressed assets, particularly performing mortgage backed securities rated BBB (institutional grade) or better.  Investment is responsible for analyzing over 100 bonds submitted to it daily from troubled institutions and banks.  From these bonds Investment selects those bonds which meet its investment criteria.  Investment expects to have available new capital of approximately $10,000,000 per month to use for investment.  Team will be involved in marketing Investment and its partner will be involved in managing its day-to-day operations.

Management agreements:
Team entered into management agreements with CCTC and First Southwest Title Company, which are title companies with operations in Southern California, to manage all of their operations.  Team provides management, title plant and production services, customer service, sales and marketing support, HR administration, IT administration and accounting services to both companies in exchange for monthly management fees plus a share of net profits, determined quarterly.

(H)  Description of Securities:  Suncross is authorized to issue 300,000,000 shares of Common Stock, par value $0.001, and 20,000,000 shares of Preferred Stock, par value $0.001. As of June 17, 2008, there were 20,771,750 shares of Common Stock outstanding and no shares of Preferred Stock.

Each share of Common Stock shall be entitled to one vote at stockholders’ meetings, either in person or by proxy.  Cumulative voting shall not be permitted.

The aggregate number of shares of Preferred Stock which the Corporation shall have authority to Issue is 20,000,000 shares as a par value of $0.001 per share.  All stock when issued shall be fully paid and non-assessable.

The shares of Preferred Stock of Suncross may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors of Suncross prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

(I)  Market Price of Common Stock:  Since March 2007, there has been very little trading of shares of Suncross’ common stock.

(J)  Legal Proceedings:  None.

(K)  Changes in Accountants:  None.

(L)  Recent Sales of Unregistered Securities:  See Item 3.02 above.  There were no other sales of unregistered securities during the period.

ITEM 5.02:	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS:

In connection with the transaction described above in Item 2.01, the directors and officers of Suncross resigned.  Prior thereto, they elected the following individuals to the positions set forth opposite their respective names:

Name	Position	Age
Dennis R. Duffy	Chief Executive Officer, Chairman of the Board and Director	65

Norman J. Francis	President and Director	55

Daniel J. Duffy	Executive Vice President, Chief Financial Officer and Director	37

Janis Okerland, Esq.	Executive Vice President, Secretary and Director	39

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS:

(a)	Financial statements of business acquired.

See Exhibit 99.1 and 99.2 below.

(b)	Pro forma financial information.

See Exhibit 99.3 below.

(c)	Shell company transactions.

All required information included herein.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement and Plan of Reorganization dated June 17, 2008, between Registrant and Team Nation Holdings Corporation;
10.2	Management Agreement dated October 24, 2007, between Team and First Southwestern Title Company of California;
10.3	Operating Agreement dated May 20, 2008, between Team and A.B.S. 16, LLC regarding Team Nations Investment Group, LLC;
10.4	Management Agreement dated January 2, 2008, between Team and CCTC;
23.1	Consent of Moore & Associates, Chartered;
99.1	Team Nation Holding Corporation audited historical financial information as of December 31, 2007:
·	Balance Sheet as of December 31, 2007;
·	Statement of Operations for the period from inception (February 1, 2007) through December 31, 2007;
·	Statement of Stockholders’ Equity (Deficit) for the period from inception (February 1, 2007) through December 31, 2007;
·	Statement of Cash Flows for the period from inception (February 1, 2007) through December 31, 2007; and
·	Notes to financial statements.
99.2	Team Nation Holding Corporation unaudited historical financial information asof March 31, 2008:
·	Balance Sheet as of March 31, 2008;
·	Statement of Operations for the three months ended March 31, 2008;
·	Statement of Cash Flows for the three months ended March 31, 2008;
·	Notes to financial statements.
99.3	Suncross Exploration Corporation and Team Nation Holding Corporation proforma financial information as of March 31, 2008, for the three months endedMarch 31, 2008 and the period from inception (February 1, 2007) through December 31, 2007:
·	Pro forma Balance Sheet as of March 31, 2008;
·	Pro format Statement of Operations for the three months ended March 31, 2008;
·	Pro forma Statement of Operations for the period from inception (February 1, 2007) through December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCROSS EXPLORATION CORPORATION

By: /s/ Dennis R. Duffy
Dennis R. Duffy, Chief Executive Officer

Date:   June 20, 2008